UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 443-1860

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Matinas BioPharma Holdings, Inc. (the “Company”) issued a press release announcing topline results from the ENHANCE-IT study of LYPDISO™ against Vascepa®. A copy of the press release is furnished as Exhibit 99. 1 hereto and incorporated herein by reference.

The Company created a presentation which includes the topline results from the ENHANCE-IT study (the “Presentation”) which it intends to use during a planned conference call on February 1, 2021 and then at various conferences and investor meetings. The Presentation is attached hereto as Exhibit 99.2.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On February 1, 2021, the Company announced topline results from the ENHANCE-IT study (Pharmacodynamic Effects of a Free-fatty Acid Formulation of Omega-3 Pentaenoic Acids to ENHANCE Efficacy in Adults with Hypertriglyceridemia), a second head-to-head comparative study of the Company’s LYPDISO™ product candidate vs. Vascepa®.

Analyses were performed on a Pharmacodynamic (“PD”) population (n=94; all subjects with evaluable measurements in the two-treatment period, regardless of compliance with study drug treatment), and a Per Protocol (“PP”) population (n=82; those subjects in the PD population where overall compliance in both treatment periods was at least 80% with no clinically important protocol violations or deviations).

Plasma eicosapentaenoic acid (“EPA”) concentrations were statistically significantly higher with LYPDISO™, with a 46% relative percentage improvement in EPA blood level concentrations over Vascepa®.

In the PD population there was a greater reduction in triglycerides (“TG”) with LYPDISO™ (21.9%) as compared with Vascepa (15.7%); this 39% relative improvement did not achieve statistical significance. In the PP population, there were statistically significant superior reductions in TGs, total cholesterol (“TC”), very-low-density lipoprotein cholesterol (“VLDL-C”) and high sensitivity C-reactive protein (“hsCRP”), a well-established inflammatory marker.

The REDUCE-IT outcomes trial with Vascepa® demonstrated that achieved EPA levels drive the cardiovascular protection conferred by omega-3 fatty acids. The biomarker changes in ENHANCE-IT with LYPDISO™ may support potential protection against cardiovascular disease in a pivotal Phase 3 outcome program.

PLASMA FATTY ACIDS – Pharmacodynamic (PD) Population

The PD population included all subjects for whom the estimation of PD parameters was possible for 2 treatment periods.

Blood fatty acids levels increased with both LYPDISO™ and Vascepa®, with similar findings in both the PD and the PP populations. In the PD population the change in fatty acid level with LYPDISO™ was 46% greater for EPA, 26% greater for docosapentaenoic acid (“DPA”), and 38% greater for total omega-3 levels than with Vascepa® – all statistically significant. DHA levels did not change meaningfully with either therapy but increased slightly with LYPDISO™.

These findings highlight and further confirm the greater bioavailability of LYPDISO’s free fatty acid formulation in delivering substantially higher blood levels of EPA.

LIPOPROTEINS AND INFLAMMATORY MARKERS – Pharmacodynamic (PD) Population

*Units of mg/dL for lipoprotein lipids, units of ng/mL for PCSK9, and units of mg/L for hs-CRP

In the PD population LYPDISO™ reduced TGs by 21.9%, compared to a 15.7% reduction with Vascepa®; this difference (a relative improvement of 39%) did not achieve statistical significance.

There were similar non-significant numerical trends for all other lipid parameters. Of note, LYPDISO™ did not raise LDL cholesterol.

With regard to changes in hs-CRP, there were statistically significant and superior differences between groups: LYPDISO™ was associated with reductions in hs-CRP, while Vascepa was associated with increases in hs-CRP.

LIPOPROTEINS AND INFLAMMATORY MARKERS – Per Protocol (PP) Population

*The PP population included all subjects in the PD population for whom compliance for both study periods was at least 80% and for whom no clinically important protocol violations or deviations occurred during the trial.

*Statistically significant (superiority) vs. Vascepa.

In the prespecified PP population, there were similar numerical trends as seen within the PD population; however, given the more stringent compliance requirements for this population, with less inter-individual variability, some of the differences between groups emerged as statistically significant.

In the PP population, LYPDISO™ reduced TGs by 20.9%, compared to a 13.8% reduction with Vascepa®; this difference was significant with a P-value of 0.04 (a relative improvement of 51%). There were also additional statistically significant superior reductions with LYPDISO™ in total cholesterol (5.5% vs 2.3%) and VLDL-C (16.0% vs 10.9%), with similar non-significant numerical trends for the other lipid parameters. In the PP population, there were significant differences between groups in hs-CRP response.

ENHANCE-IT did not demonstrate statistical significance on the primary endpoint of triglycerides in the prespecified population. The Company intends to begin a process to identify a partner with which to collaborate on a cardiovascular outcomes study.

Analysis of the safety database for ENHANCE-IT remains ongoing. There were no serious adverse events reported for this study.

Further analyses of additional clinical data from the study are continuing and the Company expects to present the full data from this study at upcoming scientific congresses and in peer-reviewed journals over the course of the year.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to topline results of the ENHANCE-IT study, the Company’s strategic focus and the future development of its product candidates, including MAT2203, the anticipated timing of regulatory submissions, the anticipated timing of clinical studies, the anticipated timing of regulatory interactions, the Company’s ability to identify and pursue development and partnership opportunities for its products or platform delivery technology on favorable terms, if at all, and the ability to obtain required regulatory approval and other statements that are predictive in nature, that depend upon or refer to future events or conditions. All statements other than statements of historical fact are statements that could be forward-looking statements.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company’s ability to obtain additional capital to meet its liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials of our product candidates; the ability to successfully complete research and further development and commercialization of our product candidates; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The Company’s product candidates are all in a development stage and are not available for sale or use.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 1, 2021.
99.2	Slide Presentation, dated February 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated:	February 1, 2021	By:	/s/ Jerome D. Jabbour
		Name:	Jerome D. Jabbour
		Title:	Chief Executive Officer

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